UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2008

Milacron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08485	311062125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4165 Half Acre Road, Batavia, Ohio		45103
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(513) 536-2000

2090 Florence Avenue, Cincinnati, Ohio 45206
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2008, David E. Lawrence, age 58, was elected the President and Chief Executive Officer of the Company and a Director, effective December 1, 2008. Mr. Lawrence joined D-M-E Company, a leading supplier of mold bases, hot runner systems and related components for plastics injection molding, in 1988 as a plant manager and went on to hold several positions of increasing responsibility. Milacron acquired D-M-E Company in 1996. In 2004, Mr. Lawrence became an officer of Milacron soon after he was appointed President of Global Mold Technologies.

In connection with his election as President and Chief Executive Officer, Mr. Lawrence’s salary was increased to $450,000 and his 2008 award under the Company’s Short Term Incentive Plan will be prorated so that 11/12th of the award will be based on a target base incentive of 70% of his former base salary and measurement criteria applicable to his former position and the remaining 1/12th of the award will be based on a target base incentive of 80% of his new salary and Milacron’s total company results.

Mr. Lawrence also will be eligible to receive a $1,000,000 cash bonus provided that Milacron meets all of its financial obligations, including a long-term re-financing of the Senior Notes due in 2011 (as reasonably determined by the Personnel and Compensation Committee of the Board of Directors), and his continued employment by Milacron through November 1, 2011.

Mr. Lawrence’s participation in the Company’s other executive benefits and arrangements for the current year and prior year(s) will continue unchanged. Mr. Lawrence will receive no additional compensation for serving as a director of Milacron. There are no transactions in which Milacron was or is to be a participant of the type required to be reported under Regulation S-K item 404(a) in which Mr. Lawrence had a direct or indirect material interest.

On November 17, 2008, Larry D. Yost, a Milacron director and the Board’s lead outside director, was appointed Chairman of the Board of Directors, effective December 1, 2008.

On November 17, 2008, Ronald D. Brown resigned from his positions as Chairman of the Board, President and Chief Executive Officer, and as a Director of the Company, effective November 30, 2008, and the Retirement and Transition Agreement between Mr. Brown and the Company dated April 17, 2008, was amended to reflect the change in his retirement date to November 30, 2008.

Item 9.01 Financial Statements and Exhibits.

News Release issued by Milacron Inc. on November 18, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Milacron Inc.

November 18, 2008	By:	Hugh C. O'Donnell

Name: Hugh C. O'Donnell
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	News Release issued by Milacron Inc. on November 18, 2008.